Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

AAC Holdings, Inc.

Brentwood, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-199161, 333-201218, and 333-218053) of AAC Holdings, Inc. of our report dated May 17, 2018 relating to the consolidated financial statements of AdCare, Inc. and Subsidiaries, for the year ended September 30, 2015, included in this current report on Form 8-K/A.

/s/ O’Connor, Maloney & Company, P.C.

Worcester, Massachusetts

May 17, 2018